UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2005, The Pantry, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Facility”) among the Company, certain domestic subsidiaries of the Company party thereto (the “Guarantors”), Wachovia Bank, National Association (“Wachovia”), as administrative agent and lender, Wachovia Capital Markets, LLC, as sole lead arranger and sole book-runner, Regions Bank and Wells Fargo Bank, National Association (“Wells Fargo”), as co-syndication agents and lenders, Harris N.A. and Cooperatieve Centrale Raiffeisen-Borenleenbank, B.A. “Rabobank International”, New York Branch (“Rabobank International”), as co-documentation agents and lenders, and the other financial institutions signatory thereto (collectively, the “Lenders”). In connection with entry into the Amended Credit Facility, the Company entered into (i) a Second Amended and Restated Pledge Agreement dated as of December 29, 2005 between the Company and the Guarantors, all as pledgors and Wachovia, as administrative agent and (ii) a Second Amended and Restated Security Agreement dated as of December 29, 2005 between the Company and the Guarantors, all as obligors and Wachovia, as administrative agent.

The Amended Credit Facility consists of (i) a $150,000,000 revolving credit facility (the “Revolving Credit Facility”); and (ii) a $205,000,000 term loan facility (the “Term Loan Facility”). Each of the Revolving Credit Facility and the Term Loan Facility is available for refinancing certain existing indebtedness of the Company, working capital financing and general corporate purposes. In addition, the Revolving Credit Facility is available for issuing commercial and standby letters of credit.

The terms of the Amended Credit Facility are described under Item 2.03 of this Current Report and are incorporated herein by reference. The description of the Amended Credit Facility contained herein and under Item 2.03 is qualified in its entirety by reference to the Amended Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on December 29, 2005, the Company entered into the Amended Credit Facility, which provides for aggregate borrowing of up to $355,000,000, consisting of a six-year $150,000,000 Revolving Credit Facility and a six-year $205,000,000 Term Loan Facility. Up to $90,000,000 of the Revolving Credit Facility is available as a letter of credit sub-facility. In addition, the Company may incur up to $100,000,000 in incremental facilities.

The borrowings under the Term Loan Facility were used to refinance the Company’s credit facilities in existence at December 29, 2005 and pay related fees and expenses and to the extent of any excess, for general corporate purposes. The Revolving Credit Facility has been, and will continue to be, used for the Company’s working capital and general corporate requirements.

The Amended Credit Facility is fully and unconditionally guaranteed by the Company’s existing and future, direct and indirect, domestic subsidiaries (other than subsidiaries with de minimis assets and revenue, of which the Company currently has one). The Amended Credit Facility is secured by (1) a first priority pledge of the capital stock of each of the Company’s existing and subsequently acquired or organized direct or indirect subsidiaries and (2) first priority security interests in all of the Company’s and the Guarantors’ tangible and intangible assets.

The Company’s borrowings under each of the Term Loan Facility and the Revolving Credit Facility bear interest, at the Company’s option, at either the base rate (generally the applicable prime lending rate of Wachovia Bank, as announced from time to time) plus 0.50% or LIBOR plus 1.75%. If the Company’s Consolidated Leverage Ratio (as defined in the Amended Credit Facility) is less than 3.00 to 1.00, the applicable margins on the borrowings under the Revolving Credit Facility will each be decreased by 0.25%. In addition, the Company is required to pay quarterly a fee of 0.50% on the average daily unused portion of the Revolving Credit Facility, and if the Company’s Consolidated Leverage Ratio is less than 3.00 to 1.00, this fee will be decreased by 0.125%.

The Company is permitted to voluntarily prepay principal amounts outstanding or reduce commitments under the Amended Credit Facility at any time, in whole or in part, without premium or penalty, upon the giving of proper notice. The Company may elect how the optional prepayments are applied. In addition, subject to certain exceptions, the Company is required to prepay outstanding amounts under the Amended Credit Facility with:

•	the net proceeds of insurance not applied toward the repair of damaged properties within 360 days following receipt of the insurance proceeds;

•	the net proceeds from asset sales other than in the ordinary course of business that are not reinvested within 270 days following the closing of the sale;

•	50% of the net proceeds from the issuance of any unsecured subordinated debt, subject to certain exceptions;

•	the net proceeds from the issuance of any other debt, subject to certain exceptions;

•	50% of the net proceeds from the issuance of any equity, subject to certain exceptions; and

•	50% of annual excess cash flow to the extent the total leverage ratio is greater than 3.5 to 1.0 at the end of our fiscal year.

All mandatory prepayments will be applied pro rata first to the Term Loan Facility and second to the Revolving Credit Facility and, after all amounts under the Revolving Credit Facility have been repaid, to a collateral account with respect to outstanding letters of credit.

The Amended Credit Facility contains customary affirmative and negative covenants for financings of its type (subject to customary exceptions). The financial covenants include:

•	maximum total leverage ratio;

•	maximum senior leverage ratio; and

•	minimum fixed charge coverage ratio.

Other covenants, among other things, limit the Company’s ability to:

•	incur liens or other encumbrances;

•	change its line of business;

•	enter into mergers, consolidations and similar combinations;

•	sell or dispose of assets other than in the ordinary course of business;

•	enter into joint ventures, acquisitions and other investments;

•	enter into transactions with affiliates;

•	pay dividends;

•	change fiscal year; and

•	change organizational documents.

The Amended Credit Facility contains customary events of default including, but not limited to:

•	failure to make payments when due;

•	breaches of representations and warranties;

•	breaches of covenants;

•	defaults under other indebtedness;

•	bankruptcy or insolvency;

•	judgments in excess of specified amounts;

•	ERISA events;

•	a change of control (as such term is defined in the Amended Credit Facility); and

•	invalidity of the guaranty or other documents governing the Amended Credit Facility.

An event of default under the Amended Credit Facility, if not cured or waived, could result in the acceleration of all the Company’s indebtedness under the Amended Credit Facility (and other indebtedness containing cross default provisions).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
10.1	Second Amended and Restated Credit Agreement dated December 29, 2005 among the Company, as borrower, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia, as administrative agent and lender, Regions Bank and Wells Fargo, as co-syndication agents and lenders, Harris N.A. and Rabobank International as co-documentation agents and lenders, and the other financial institutions signatory thereto, as lenders.

10.2	Second Amended and Restated Pledge Agreement dated as of December 29, 2005 between the Company and R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as pledgors and Wachovia, as administrative agent.

10.3	Second Amended and Restated Security Agreement dated as of December 29, 2005 between the Company and R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as obligors and Wachovia, as administrative agent.

99.1	Press Release dated December 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: December 30, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Second Amended and Restated Credit Agreement dated December 29, 2005 among the Company, as borrower, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia, as administrative agent and lender, Regions Bank and Wells Fargo, as co-syndication agents and lenders, Harris N.A. and Rabobank International as co-documentation agents and lenders, and the other financial institutions signatory thereto, as lenders.

10.2	Second Amended and Restated Pledge Agreement dated as of December 29, 2005 between the Company and R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as pledgors and Wachovia, as administrative agent.

10.3	Second Amended and Restated Security Agreement dated as of December 29, 2005 between the Company and R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as obligors and Wachovia, as administrative agent.

99.1	Press Release dated December 30, 2005.